EXHIBIT 4.3

                             The Future Now, Inc.

                  1994 Stock Option and Stock Incentive Plan


          The Future Now, Inc. (the "Company") does hereby establish this 1994 Stock Option and Stock Incentive Plan (the "Plan") for employees of the Company and its subsidiaries.

          1.   Purposes.
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          This Plan is designed to enable the Company to provide (i)
incentive to, and encourage stock ownership by, key employees of the Company, and (ii) a means to compete with other organizations in attracting, motivating and retaining highly qualified management employees.

          2.   Administration.
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          This Plan will be administered by the Compensation Committee of the
Board of Directors of the Company (the "Committee"), each of whom shall be ineligible to receive Stock Options, Restricted Stock or Stock Appreciation Rights, as hereinafter defined, under the Plan and shall have been so ineligible for at least one year. The membership of the Committee shall at all times be constituted so as to permit the Plan to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934 or any successor rule ("Rule 16b-3").

          The Committee shall have all of the powers and duties set forth herein, as well as such additional powers and duties as the Board of Directors may delegate to it; provided, however, that the Board of Directors expressly retains the right (i) to appoint the members of the Committee, and
(ii) to terminate or amend this Plan. The Committee shall, in its sole discretion, (i) determine the eligible persons to whom a grant of a Stock Option, Restricted Stock, or Stock Appreciation Right (together "Stock Awards") under the Plan will be made and, subject to the provisions of this Plan, the terms thereof; (ii) interpret the Plan and prescribe, amend and rescind rules and regulations relating to it; (iii) accelerate or otherwise modify outstanding Stock Awards providing such acceleration or modification does not conflict with the express provisions of this Plan nor adversely affects the interest of any grantee if a Change of Control has occurred; and
(iv) make all other determinations which the Committee shall deem necessary or advisable for the administration of the Plan.

          3.   Eligibility.
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          All full time management employees, including elected officers, of the
Company shall be eligible to receive Stock Awards under the Plan.

          4.   Shares Reserved for Plan.
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          There is hereby reserved for issuance under this Plan an aggregate of
750,000 shares of common stock of the Company which may be authorized but unissued shares or treasury shares ("Stock"). Any shares subject to Stock Options or Stock Appreciation Rights which terminate without being exercised, or any shares of Restricted Stock which revert to the Company, shall again be available for issuance in connection with the grant of subsequent Stock Awards. In the event of a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants, rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares or any other change in corporate structure which in the judgment of the Committee materially affects the value of shares, the Committee may determine the appropriate adjustments, if any, to the maximum number and class of shares with respect to which a Stock Award may be granted under this Plan and the number and class of shares and the exercise price per share set forth in any Stock Award theretofore granted.

          5.   Acceleration.
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          Stock Awards shall, to the extent permitted by law, become immediately exercisable in full, and any and all restrictions thereupon shall lapse if, at any time after the grant and before the exercise of the Stock Award or before the lapse of all restrictions on Restricted Stock, a Change of Control, as hereinafter defined, has occurred irrespective of the applicability of any restriction or limitation on the number of shares then exercisable. In any such event, all other terms of the Stock Award shall remain unchanged.

          A Change of Control will be deemed to have occurred if any entity or person or group of entities or persons succeeds to the Company's business by means of a merger, consolidation, exchange offer, tender offer, share exchange, acquisition of all or substantially all of the Company's assets or other corporate transaction; or acquires beneficial ownership, as such is defined in the Securities Exchange Act of 1934, as amended, of more than one third of the Company's then issued and outstanding stock or the Company dissolves or liquidates its business.

          6.   Awards under the Plan.
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          The following Stock Awards may be granted under the Plan:

               (a) Stock Options: These are options to purchase shares of Stock of the Company. The following terms and conditions shall apply to any Stock Option ("Options") granted by the Committee:

                    (i) The option price per share for shares subject to Options shall be the mean between the highest ad lowest prices for such shares as reported on the NASDAQ System on the date of grant or, if no sales are made on such date, the nearest prior date on which a sale is reported.

                   (ii) Options shall be exercisable in cash or, if so provided therein, by the delivery of certificates for shares of stock of the Company fully endorsed, valued at the mean of the highest and lowest prices reported for the day of exercise on the NASDAQ System or, if no sales are made on such date, on the most recent prior date for which sales are reported.

                  (iii) Options shall be exercisable in such installments and during such periods as may be fixed by the Committee, but (notwithstanding any other provision herein) no Option shall be exercisable after the expiration of ten years from the date such Option is granted.

                   (iv) Options are not transferable by the optionee otherwise than by will or the law of descent and distribution; are exercisable; during or after the optionee's lifetime, only by the optionee or the optionee's legal representative; and are not subject, in whole or in part, to attachment, levy or execution.

                    (v) Options may be exercised, if at all, no later than one year following termination of employment. No Option, however, may be exercised more than 10 years after the date of grant.

                   (vi) Each optionee shall be entitled to the privileges of stock ownership only as to such shares of stock as are actually Purchased by the optionee pursuant to an Option.

               (b) Incentive Stock Options: All Incentive Stock Options granted under the Plan shall comply with the provisions of the Internal Revenue Code, as amended from time to time, governing incentive stock options and with all other applicable rules and regulations.

               (c) Restricted Stock: Restricted Stock awards under this Plan shall consist of shares of Common Stock of the Company (the "Restricted Shares" or "Restricted Stock") that are granted to an employee and that are restricted against transfer, subject to forfeiture, and subject to such other terms and conditions intended to further the purpose of the Plan as may be determined by the Committee. Restricted Stock awards shall be evidenced by agreements containing provisions setting forth the terms and conditions governing such awards. Each such Agreement shall contain the following:

                    (i) Prohibition against the sale, assignment, transfer, exchange, pledge, hypothecation, or other encumbrance of (a) the Restricted Shares awarded, (b) the right to vote the Restricted Shares, or (c) the right to receive dividends thereon during the restriction period applicable to the Restricted Shares; provided, however, that the grantee shall have all the other rights of a shareholder including, but not limited to, the right to receive dividends and the right to vote the Restricted Shares;

                   (ii) At least one term, condition or restriction constituting a "substantial risk of forfeiture" as defined in Section 83(c) of the Internal Revenue Code;

                  (iii) Such other terms, conditions and restrictions as the committee in its discretion may choose to apply to the Restricted Shares, including, without limitation, provisions creating additional substantial risks of forfeiture; and

                   (iv) A requirement that each certificate representing Restricted Shares shall be deposited with the Company, or its designee, and shall bear the following legend:

          "This certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture and restrictions against transfer) contained in The Future Now, Inc. 1994 Stock Option and Stock Incentive and an Agreement entered into between the registered owner and the Company. Release from such terms and conditions shall be made only in accordance with the provisions of the Plan and the Agreement, a copy of each of which is on file in the office of the Secretary of the Company."

          The Committee may include in an Agreement a requirement that in the event of a grantee's termination of employment for any reason prior to the lapse of restrictions, all Restricted Shares shall be forfeited by the grantee to the Company, and neither the grantee nor any successor, heir, assign or personal representative of the grantee shall thereafter have any further rights or interest in the Restricted Shares.

               (d) Stock Appreciation Rights: A stock appreciation right is the right of the holder of an unexercised Option to receive a number of shares or, under certain circumstances, cash, based on the increase the value of the shares subject to an Option. An Option granted under this Plan may include a Stock Appreciation Right, either at the time of grant or by amendment attaching the same to an existing Option. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with this Plan as the Committee shall impose, including the following:

                    (i) A Stock Appreciation Right shall be exercisable to the extent, and only to the extent, that the related Option is exercisable and by the person who might have exercised it.

                   (ii) Notwithstanding the foregoing, no Stock Appreciation Right shall be exercisable within six months of its grant or attachment to an existing Option, or prior to such later date as may be specified in the grant thereof (including its attachment to an existing Option), except that such limitations shall not apply in the event that death or disability of the grantee occurs prior to the expiration of such period.

                  (iii) A Stock Appreciation Right, subject to any additional limitations which are included in the grant, shall entitle the grantee to surrender to the Company unexercised the Option in which it is included or to which it is attached, or any portion thereof, and to receive from the Company in exchange therefor that number of shares having an aggregate value equal (to the highest whole number of shares) to the excess of the value of one share over the purchase price per share specified in such Option times the number of shares called for by the Option, or portion thereof, which is so surrendered. If the grantee so elects pursuant to the terms of this paragraph, and the Company consents thereto, the Company shall settle its obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash equal to the aggregate value of the shares it would otherwise be obligated to deliver upon such exercise, subject to the limitations set forth below in this paragraph and subject to any further limitations specified in the grant of the Stock Appreciation Right. The value of a share shall be equal for these purposes to the mean between the highest and lowest prices for such shares as reported on the NASDAQ System on the trading day next preceding the date on which the Stock Appreciation Right is exercised or, if no sales are made on such date, on the most recent prior date on which sales are reported. All determinations as to whether to consent to a grantees election that an obligation shall be settled in cash shall be made by the Committee and the Committee shall not consent to any such election for settlement in cash unless the conditions required by Rule 16b-3 are met.

          The Committee may consent to, or disapprove, such election at any time thereafter, or within such period for taking such action as is specified in such election; and failure to give such consent shall be disapproval. Such consent may be given in whole or as to a portion of the Option, surrendered by the grantee. If such election to receive cash is disapproved in whole or in part, the Stock Appreciation Right shall be deemed to have been exercised for stock, or not to have been exercised, as specified in such notice of exercise and election, to the extent such election to receive cash is not approved.

          7.   Compliance with Law and Regulations.
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          The obligation of the Company to sell and deliver any shares of Stock or any cash under this Plan shall be subject to all applicable laws, rules and regulations, and the obtaining of all approvals by governmental agencies deemed necessary or appropriate by the Committee. Except as otherwise provided herein, the Committee may make such changes in the Plan and include such terms in any Stock Award agreement as may be necessary or appropriate, in the opinion of counsel to the Company, to comply with all applicable laws, rules and regulations or to obtain, for the Company or any employee granted a Stock Award, any tax benefits under the applicable provisions of the Code and the regulations thereunder.

          8.   Tax Withholding.
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          The Company shall have the right to deduct or otherwise effect a withholding of any amount required by federal or state law to be withheld or otherwise deducted and paid with respect to the grant or exercise of any Stock Award or in order for the Company to obtain a tax deduction otherwise available as a consequence of such grant, exercise or sale, as the case may be.

          9.   Nonexclusivity of the Plan.
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     Neither the adoption of this Plan by the Board of Directors nor the submission of this Plan to the shareholders of the Company for approval shall he construed as having any impact on existing qualified or nonqualified plans of the Company, or as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of Stock Awards otherwise than under this Plan.

          10.  Amendment of Plan.
               -----------------
          The Board of Directors of the Company may amend this Plan from time to time, including any amendment which would cause any Stock Award issued or to be issued hereunder to comply with all then applicable laws, rules and regulations, including without limitation, Rule 16b-3, or to receive the most favorable treatment permitted by the Code or other laws, provided that no amendment adverse to the interests of any grantee of a Stock Award or to the terms of any issued Stock Award shall be effective after a Change of Control, as defined in Section 5 hereof, has occurred.

          11.  Term of Plan.
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          The Plan shall become effective upon approval by the vote of the holders of a majority of the shares of the Company present, or represented and entitled to vote at a meeting duly held. The Plan shall terminate on and no Stock Award may be granted under the Plan after May 25, 2004. This Plan shall remain in effect, however, so long as any Stock Award remains outstanding. No holder of any Stock Award granted during the term of this Plan shall be adversely affected by the termination of this Plan.

          12.  Continuation of Employment.
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          Nothing contained in this Plan, or in any written Stock Award agreement, shall obligate the Company to continue for any period to employ an employee to whom a Stock Award has been granted, or interfere with the right of the Company to vary the terms of such person's employment or compensation.